Exhibit 99.1

Owl Rock Capital Corporation Schedules Earning Release and Quarterly Earnings Call to Discuss its Fourth Quarter and Fiscal Year Ended December 31, 2019 Financial Results

NEW YORK (January 13, 2020) – Owl Rock Capital Corporation (NYSE: ORCC) (“ORCC”) today announced it will release its financial results for the fourth quarter and fiscal year ended December 31, 2019 on Wednesday, February 19, 2020 after market close. ORCC invites all interested persons to its webcast / conference call on Thursday, February 20, 2020 at 9:00 a.m. Eastern Time to discuss its fourth quarter and fiscal year ended December 31, 2019 financial results.

Conference Call Information:

The conference call will be broadcast live at 9:00 a.m. Eastern Time on the Investor Resources section of ORCC’s website at www.owlrockcapitalcorporation.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (866) 393-4306

International: (734) 385-2616

Conference ID: 9941586

All callers will need to enter the Conference ID followed by the # sign and reference “Owl Rock Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available for 14 days via a webcast link located on the Investor Resources section of ORCC’s website, and via the dial-in numbers listed below:

Domestic: (855) 859-2056

International: (404) 537-3406

Conference ID: 9941586

About Owl Rock Capital Corporation

Owl Rock Capital Corporation (ORCC) is a specialty finance company focused on lending to U.S. middle-market companies. As of September 30, 2019, ORCC had investments in 96 portfolio companies with an aggregate fair value of $8.3 billion. ORCC has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. ORCC is externally managed by Owl Rock Capital Advisors LLC, an SEC-registered investment adviser that is an affiliate of Owl Rock Capital Partners. Owl Rock Capital Partners, together with its subsidiaries, is a New York based direct lending platform with approximately $14.6 billion of assets under management as of September 30, 2019.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about ORCC, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond ORCC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in ORCC’s filings with the SEC. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which ORCC makes them. ORCC does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

Dana Sclafani

212-651-4705

orccir@owlrock.com

Media Contact:

Sard Verbinnen & Co

OwlRock-SVC@sardverb.com